    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2001
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                   DYNEGY INC.
             (Exact Name of Registrant as Specified in its Charter)

        ILLINOIS                                             74-2928353
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

   1000 LOUISIANA STREET, SUITE 5800                             77002
          HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)


               DYNEGY INC. 2001 NON-EXECUTIVE STOCK INCENTIVE PLAN
                    DYNEGY INC. DEFERRED COMPENSATION PLAN
                            (Full Title of the Plans)


                               KENNETH E. RANDOLPH
                        1000 LOUISIANA STREET, SUITE 5800
                              HOUSTON, TEXAS 77002
                                 (713) 507-6400
                   (Name and Address, Including Zip Code, and
                     Telephone Number of Agent For Service)

                                        COPIES TO:
              JULIEN R. SMYTHE                               T. MARK KELLY
   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.             VINSON & ELKINS L.L.P.
       1900 PENNZOIL PLACE - SOUTH TOWER                  2300 FIRST CITY TOWER
            711 LOUISIANA STREET                           1001 FANNIN STREET
            HOUSTON, TEXAS 77002                          HOUSTON, TEXAS 77002
              (713) 220-5800                                (713) 758-2222

                             ----------------------

                                                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                              PROPOSED MAXIMUM           PROPOSED MAXIMUM
      TITLE OF SECURITIES                 AMOUNT TO BE       OFFERING PRICE PER         AGGREGATE OFFERING          AMOUNT OF
      TO BE REGISTERED                    REGISTERED              SHARE                      PRICE               REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, no par value         10,000,000(1)          $23.68(2)                 $236,800,000(2)         $56,595.20
------------------------------------------------------------------------------------------------------------------------------------
Plan Interests (3)                        $35,000,000(4)             100%                   $ 35,000,000(4)         $ 8,365.00
------------------------------------------------------------------------------------------------------------------------------------
Total                                         N/A                    N/A                    $271,800,000            $64,960.20
====================================================================================================================================

(1) The number of shares of Class A common stock being registered hereby pursuant to the Dynegy Inc. 2001 Non-Executive Stock Incentive Plan is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Class A common stock of the Registrant on December 20, 2001 as reported by the New York Stock Exchange consolidated reporting system.
(3) The plan interests being registered hereby are the unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Dynegy Inc. Deferred Compensation Plan.
(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

                                EXPLANATORY NOTE

      Dynegy Inc., an Illinois corporation, is filing this registration statement for the purpose of registering (i) 10,000,000 shares of its Class A common stock, no par value per share, subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, available for issuance in connection with stock options or restricted stock awards granted under the Dynegy Inc. 2001 Non-Executive Stock Incentive Plan, and (ii) an indeterminate amount of plan interests representing its unsecured obligations to pay deferred compensation in the future (such obligations currently expected not to exceed $35,000,000 in the aggregate) in accordance with the terms of the Dynegy Inc. Deferred Compensation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      Information required by Part I, Item 1 to be contained in each Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Information required by Part I, Item 2 to be contained in each Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Dynegy with the Securities and Exchange Commission are incorporated by reference in this registration statement:

            (a) Dynegy's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on March 13, 2001;

            (b) Dynegy's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as filed with the Commission on May 14, 2001, August 14, 2001 and October 30, 2001,
                  respectively;

            (c) Dynegy's Current Reports on Form 8-K filed with the Commission on January 16, 2001, February 14, 2001, May 16, 2001, June 26,
                  2001 (Item 5 information only), November 14, 2001, November 29, 2001 (Item 5 information only), November 30, 2001, December 4, 2001 (Item 5 information only) and December 26, 2001 (Item 5 information only); and

            (d) The description of Dynegy's Class A common stock contained in the registration statement on Form 8-A, as filed with the Commission on February 2, 2000.

      In addition, all documents filed by Dynegy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of Dynegy, or is or was serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Dynegy and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of Dynegy, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to Dynegy, unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by Dynegy only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of Dynegy has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

      Section 8.75 also authorizes Dynegy to buy and maintain insurance on behalf of any director, officer, employee or agent of Dynegy, or a person who is or was serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not Dynegy has the power to indemnify the person against such liability.

      Dynegy's amended and restated articles of incorporation require indemnification of directors and officers, and Dynegy's amended and restated bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, the amended and restated articles of incorporation authorize Dynegy to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Dynegy, or was or is serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not Dynegy would have the power to indemnify such person against such liability under the applicable provisions of the amended and restated articles of incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      4.1 Amended and Restated Articles of Incorporation of Dynegy (incorporated by reference to Appendix A to Dynegy's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2001).

      4.2   Amended and Restated Bylaws of Dynegy (incorporated by reference to
            Exhibit 3.4 to Dynegy's Annual Report on Form 10-K for the year ended December 31, 1999, File Number 1-15659, filed with the Commission on March 2, 2000).

      4.3 Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock of Dynegy Inc.
            (incorporated by reference to Exhibit 4.1 to Dynegy's Current Report on Form 8-K, File Number 1-15659, filed with the
            Commission on November 14, 2001).

      4.4 Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the registration statement of Dynegy on Form S-8, File Number 333-47422, filed with the Commission on October 5,
            2000).

      4.5*  Dynegy Inc. 2001 Non-Executive Stock Incentive Plan.

      4.6*  Dynegy Inc. Deferred Compensation Plan.

      4.7*  Dynegy Inc. Deferred Compensation Plan Trust Agreement.

      5.1* Opinion of Bell, Boyd & Lloyd LLC as to the legality of the securities being registered.

      23.1* Consent of Bell, Boyd & Lloyd LLC (included in the opinion filed as
            Exhibit 5.1 to this registration statement).

      23.2* Consent of Arthur Andersen LLP.

      24.1* Powers of Attorney (included in the signature page of this registration statement on Form S-8).


      -------------------
      *filed herewith


ITEM 9. UNDERTAKINGS.

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that if the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, paragraphs (a)(1)(i) and (a)(1)(ii) will not apply.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 28, 2001.



                                    DYNEGY INC.



                                    By: /s/ C.L. WATSON
                                        ------------------------------------
                                         C.L. Watson
                                         Chairman of the Board, Chief
                                         Executive Officer and Director


      The undersigned directors and officers of the Registrant hereby constitute and appoint Robert D. Doty, Jr., Kenneth E. Randolph and Lisa Q. Metts with full power to act without the other and with full power of substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on December 28, 2001.



SIGNATURE                                  TITLE
---------                                  -----


/s/ C.L. WATSON                            Chairman of the Board, Chief
------------------------------------       Executive Officer and Director
C.L. Watson                                (Principal Executive Officer)


/s/ STEPHEN W. BERGSTROM                   President and Chief Operating
------------------------------------       Officer, Director
Stephen W. Bergstrom


/s/ ROBERT D. DOTY, JR.                    Executive Vice President and Chief
------------------------------------       Financial Officer
Robert D. Doty, Jr.                        (Principal Financial Officer)


/s/ MICHAEL R. MOTT
------------------------------------       Senior Vice President and Controller
Michael R. Mott                            (Principal Accounting Officer)


/s/ CHARLES E. BAYLESS                     Director
------------------------------------
Charles E. Bayless

/s/ DARALD W. CALLAHAN                     Director
------------------------------------
Darald W. Callahan


/s/ MICHAEL D. CAPELLAS                    Director
------------------------------------
Michael D. Capellas


/s/ DANIEL L. DIENSTBIER                   Director
------------------------------------
Daniel L. Dienstbier


/s/ PATRICIA M. ECKERT                     Director
------------------------------------
Patricia M. Eckert


/s/ JERRY L. JOHNSON                       Director
------------------------------------
Jerry L. Johnson


/s/ H. JOHN RILEY, JR.                     Director
------------------------------------
H. John Riley, Jr.


/s/ SHELI Z. ROSENBERG                     Director
------------------------------------
Sheli Z. Rosenberg


/s/ JOE J. STEWART                         Director
------------------------------------
Joe J. Stewart


                                           Director
------------------------------------
Glenn Tilton


                                           Director
------------------------------------
John Watson


/s/ J. OTIS WINTERS                        Director
------------------------------------
J. Otis Winters

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees of the Dynegy Inc. Deferred Compensation Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 28, 2001.


                                 DYNEGY INC. DEFERRED COMPENSATION PLAN


                                 By: /s/ Jane D. Jones
                                     ------------------------------------------

                                 Name: Jane D. Jones
                                       ----------------------------------------

                                 Title: Vice President - Rewards and Technology
                                        ---------------------------------------

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------

  4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to Dynegy's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2001).

  4.2 Amended and Restated Bylaws of Dynegy (incorporated by reference to Exhibit 3.4 to Dynegy's Annual Report on Form 10-K for the year ended December 31, 1999, File Number 1-15659, filed with the Commission on March 2, 2000).

  4.3 Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock of Dynegy Inc. (incorporated by reference to Exhibit 4.1 to Dynegy's Current Report on Form 8-K, File Number 1-15659, filed with the Commission on November 14, 2001).

  4.4 Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the registration statement of Dynegy on Form S-8, File Number 333-47422, filed with the Commission on October 5, 2000).

  4.5*            Dynegy Inc. 2001 Non-Executive Stock Incentive Plan.

  4.6*            Dynegy Inc. Deferred Compensation Plan.

  4.7*            Dynegy Inc. Deferred Compensation Plan Trust Agreement.

  5.1* Opinion of Bell, Boyd & Lloyd LLC as to the legality of the securities being registered.

  23.1* Consent of Bell, Boyd & Lloyd LLC (included in the opinion filed as Exhibit 5.1 to this registration statement).

  23.2*           Consent of Arthur Andersen LLP.

  24.1* Powers of Attorney (included in the signature page of this registration statement on Form S-8).

 ----------------------
  *filed herewith